Exhibit 99.1

News Release CONTACT: Vic Svec 314.342.7768

FOR IMMEDIATE RELEASE

Dec. 29, 2016

PEABODY ENERGY PROVIDES UPDATE REGARDING PLAN OF REORGANIZATION

ST. LOUIS, Dec. 29 – Peabody Energy today announced that it has materially increased the consensus among creditor classes in recent days in support of the company’s plan of reorganization. Following discussions with certain other creditors, the company also has reached agreement with the creditor co-proponents of the plan to extend the deadline for holders of the company’s senior secured second lien notes and senior unsecured notes to become parties to the Plan Support Agreement (PSA) and to join the Backstop Commitment Agreement (BCA) relating to the proposed $750 million common stock rights offering and the Private Placement Agreement (PPA) relating to the proposed private placement of $750 million of mandatorily convertible preferred stock as Phase Two parties.

The Phase Two deadline has been extended by 48 hours, and the new deadline is 5:00 p.m., New York City time, on Dec. 30, 2016.

As of Dec. 28, 2016, additional holders of approximately 25 percent of the outstanding principal amount of the company’s senior secured second lien notes and approximately 25 percent of the outstanding principal amount of the company’s senior unsecured notes became parties to the PSA, BCA and PPA.

When combined with the holdings of the creditors initially party to the PSA, BCA and PPA, holders of approximately 38 percent of the company’s outstanding first lien debt are parties to the PSA, and holders of approximately 65 percent of the outstanding principal amount of the company’s senior secured second lien notes and 65 percent of the outstanding principal amount of the company’s senior unsecured notes are parties to each of the PSA, BCA and PPA.

“We are very pleased by the substantial incremental support our plan has received over the past few days,” said Peabody Energy Executive Vice President and Chief Financial Officer Amy B. Schwetz. “The plan has gained significant additional consensus among Peabody’s senior bondholders as we continue to move toward confirmation.”

In addition, the company notes that the U.S. Bankruptcy Court for the Eastern District of Missouri has entered an order that allows specified holders of approximately 12 percent of the outstanding principal amount of the company’s senior secured second lien notes and approximately 7 percent of the outstanding principal amount of the company’s senior unsecured notes to become Phase Two parties under the BCA and PPA if they submit joinders to the PSA, BCA and PPA on or prior to 3:00 p.m., New York City time, on Jan. 6, 2017.

The plan of reorganization is subject to confirmation by the court, and the related disclosure statement is subject to approval by the court. This press release is not intended as solicitation for a vote on the plan. The full terms of the plan of reorganization and disclosure statement, as well as the related motions and other documentation relating to the Chapter 11 cases, are available online at http://www.kccllc.net/Peabody.

Peabody Energy is the world’s largest private-sector coal company and a Fortune 500 company. The company serves metallurgical and thermal coal customers in 25 countries on six continents. For further information, visit PeabodyEnergy.com.

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Certain statements included in this release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. The Company uses words such as “anticipate,” “believe,” “expect,” “may,” “forecast,” “project,” “should,” “estimate,” “plan,” “outlook,” “target,” “likely,” “will,” “to be” or other similar words to identify forward-looking statements. These forward-looking statements are made as of the date the release was filed and are based on numerous assumptions that the Company believes are reasonable, but these assumptions are open to a wide range of uncertainties and business risks that may cause actual results to differ materially from expectations. These factors are difficult to accurately predict and may be beyond the Company’s control. Factors that could affect the Company’s results include, but are not limited to: the Company’s ability to obtain bankruptcy court approval with respect to motions or other requests made to the bankruptcy court in connection with the Company’s voluntary petitions for reorganization under Chapter 11 of Title 11 of the U.S. Code (the Chapter 11 Cases), including maintaining strategic control as debtor-in-possession; the Company’s ability to negotiate, develop, confirm and consummate a plan of reorganization; the effects of the Chapter 11 Cases on the operations of the Company, including customer, supplier, banking, insurance and other relationships and agreements; bankruptcy court rulings in the Chapter 11 Cases as well as the outcome of all other pending litigation and the outcome of the Chapter 11 Cases in general; the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the proceedings; risks associated with third-party motions in the Chapter 11 Cases, which may interfere with the Company’s ability to confirm and consummate a plan of reorganization and restructuring generally; increased advisory costs to execute a plan of reorganization; the impact of the New York Stock Exchange’s delisting of the Company’s common stock on the liquidity and market price of the Company’s common stock and on the Company’s ability to access the public capital markets; the volatility of the trading price of the Company’s common stock and the absence of correlation between any increases in the trading price and the Company’s expectation that the common stock will be cancelled and extinguished upon confirmation of a proposed plan of reorganization with no payments made to the holders of the Company’s common stock; the Company’s ability to continue as a going concern including the Company’s ability to confirm a plan of reorganization that restructures the Company’s debt obligations to address liquidity issues and allow emergence from the Chapter 11 Cases; the risk that the plan of reorganization may not be accepted or confirmed, in which case there can be no assurance that the Chapter 11 cases will continue rather than be converted to Chapter 7 liquidation cases or that any alternative plan of reorganization would be on terms as favorable to holders of claims and interests as the terms of the plan of reorganization filed by the Company; the Company’s ability to use cash collateral; the effect of the Chapter 11 Cases on the Company’s relationships with third parties, regulatory authorities and employees; the potential adverse effects of the Chapter 11 Cases on the Company’s liquidity, results of operations, or business prospects; the Company’s ability to execute its business and restructuring plan; increased administrative and legal costs related to the Chapter 11 Cases and other litigation and the inherent risks involved in a bankruptcy process; the cost, availability and access to capital and financial markets, including the ability to secure new financing after emerging from the Chapter 11 Cases; the risk that the Chapter 11 Cases will disrupt or impede the Company’s international operations, including the Company’s business operations in Australia; competition in the coal industry and supply and demand for the Company’s coal products, including the impact of alternative energy sources, such as natural gas and renewables, global steel demand and the downstream impact on metallurgical coal prices, and lower demand for the Company’s products by electric power generators; the Company’s ability to successfully consummate planned divestitures, including the planned sale of the Metropolitan Mine; the Company’s ability to appropriately secure its obligations for reclamation, federal and state workers’ compensation, federal coal leases and other obligations related to the Company’s operations, including its ability to utilize self-bonding and/or successfully access the commercial surety bond market; customer procurement practices and contract duration; the impact of weather and natural disasters on demand, production and transportation; reductions and/or deferrals of purchases by major customers and the Company’s ability to renew sales contracts; credit and performance risks associated with customers, suppliers, contract miners, co-shippers, and trading, bank and other financial counterparties; geologic, equipment, permitting, site access, operational risks and new technologies related to mining; transportation availability, performance and costs; availability, timing of delivery and costs of key supplies, capital equipment or commodities such as diesel fuel, steel, explosives and tires; impact of take-or-pay arrangements for rail and port commitments for the delivery of coal; successful implementation of business strategies, including, without limitation, the actions the Company is implementing to improve its organization and respond to current industry conditions; negotiation of labor contracts, employee relations and workforce availability, including, without limitation, attracting and retaining key personnel; the Company’s ability to comply with financial and other restrictive covenants in various agreements; changes in postretirement benefit and pension obligations and their related funding requirements; replacement and development of coal reserves; effects of changes in interest rates and currency exchange rates (primarily the Australian dollar); effects of acquisitions or divestitures; economic strength and political stability of countries in which the Company has operations or serves customers; legislation, regulations and court decisions or other government actions, including, but not limited to, new environmental and mine safety requirements, changes in income tax regulations, sales-related royalties, or other regulatory taxes and changes in derivative laws and regulations; the Company’s ability to obtain and renew permits necessary for the Company’s operations; litigation or other dispute resolution, including, but not limited to, claims not yet asserted; any additional liabilities or obligations that the Company may have as a result of the bankruptcy of Patriot Coal Corporation, including, without limitation, as a result of litigation filed by third parties in relation to that bankruptcy; terrorist attacks or security threats, including, but not limited to, cybersecurity threats; impacts of pandemic illnesses; and other risks detailed in the Company’s reports filed with the SEC. The Company does not undertake to update its forward-looking statements except as required by law. As outlined in the plan of reorganization, our equity securities will be cancelled and extinguished upon confirmation of a plan of reorganization by the bankruptcy court, and holders thereof will not be entitled to receive, and will not receive or retain, any property or interest in property on account of such equity interests.